UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2014

McGRATH RENTCORP

(Exact name of registrant as specified in its Charter)

California

(State or other jurisdiction of incorporation)

0-13292	94-2579843
(Commission File Number)	(I.R.S. Employee Identification No.)

5700 Las Positas Road, Livermore, CA 94551-7800

(Address of principal executive offices)

(925) 606-9200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Robert P. McGrath, the founder and Chairman Emeritus of McGrath RentCorp (the “Company”) retired from its Board of Directors (the “Board”) effective as of June 11, 2014, the date of the Company’s 2014 Annual Meeting of Shareholders (the “Annual Meeting”).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 11, 2014, the Board approved an amendment and restatement of the Company’s Bylaws (the “A&R Bylaws”). The only change in the A&R Bylaws is the amendment of Section 3.2 to decrease the exact number of members of the Board from eight to seven.

A copy of the A&R Bylaws is attached hereto as Exhibit 3.3.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following proposals were voted on by the Company’s shareholders, as set forth below.

Proposal 1. Election of Directors.

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
William J. Dawson	23,825,273	78,131	1,435,794
Elizabeth A. Fetter	23,869,841	33,563	1,435,794
Robert C. Hood	23,817,217	86,187	1,435,794
Dennis C. Kakures	23,823,084	80,320	1,435,794
M. Richard Smith	23,864,803	38,601	1,435,794
Dennis P. Stradford	23,820,517	82,887	1,435,794
Ronald H. Zech	23,820,418	82,986	1,435,794

Proposal 2. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014.

Votes For	Votes Against	Abstain	Broker Non-Votes
25,244,400	86,950	7,848	None

Proposal 3. Non-binding, advisory vote on the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
23,661,295	48,773	193,336	1,435,794

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.3	Amended and Restated Bylaws, dated as of June 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGRATH RENTCORP

Dated: June 17, 2014

	By:	/s/ Randle F. Rose
Randle F. Rose
Senior Vice President, Chief Administrative Officer and Secretary

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